SERVICER'S CERTIFICATE - SUPPLEMENTARY INFORMATION


   EXCESS SPREAD
A Collected interest on Receivables this period   $ 778,632.93
B Recoveries this period relating to Defaulted Recvbles $15,752.93 C Repossessions this period relating to Defaulted Receivabl$0.00
D Other Liquidation Proceeds this period relating to
  Defaulted Receivables from prior periods            $46,306.07
E Interest earnings this period on Certificate Account
  balances                                            $22,765.51
F Miscellaneous amounts this period (e.g., late fees,
  prepayment fees, ect.)                              $41,574.82
G Investment Earnings on the cash collateral account depos
  deposit                                             $40,960.76

1 TOTAL REVENUES                                   $ 945,993.02

H Certificateholder Interest                         $ 494,541.05
I Defaulted Receivables this period                  $242,870.41
J Recoveries this period relating to Defaulted Receivable$ 0.00 K Repossessions this period relating to Defaulted Receiva$ 0.00 L Other Liquidation Proceeds this period relating to
  Defaulted Receivables this period                    $ 0.00
M Servicing Fee this period                          $82,906.02
N Trustee Fee this period                                $250.00
O Interest on Loan this period                        $17,883.04
P Loan Fee on Loan                                     $2,361.78

2 TOTAL EXPENSES                                    $840,812.30

3 EXCESS SPREAD                                      $ 105,180.72
Q Pool Balance on first day of related Collection
  Period                                         $99,487,228.72


  EXCESS SPREAD PERCENTAGE                              1.27 %

  Three month average Excess Spread Percentage             1.63%
  Six month average Excess Spread Percentage               1.92%



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 CONTRACTS

 R # of contracts on first day of Collection Period      13,533
 S # scheduled pay off
 T # prepayment in full                                     405
 U Defaulted contracts                                        49

 4 # of contracts on last day of Collection Period       13,079


 POOL BALANCE

 V Pool Balance on first day of related Collection
 Period                                           $99,487,228.72
 W Scheduled principal received this period
 X Principal repayments received this period        $5,694,519.07
 Y Defaulted receivables this period                   $   278,066.07
 5 Pool Balance on last day of related Collection
 Period                                          $ 93,514,643.58

   OTHER DATA

 Weighted average original term of remaining contracts   57.92
 Weighted average remaining term of remaining contracts 29.37
 Weighted average APR of remaining contracts             9.73%

   DELINQUENCIES
                                     % of           # of
     Buckets     Balances           Balances        Contracts

  ---------   ----------------     ----------      -----------
  0-29 days    $ 91,131,935.17       97.45%           12,785
  30-59 days   $ 1,119,462.25         1.20%               150
  60-89 days        291,090.19          0.31%               38
  90-119 days       181,315.75         0.19%                18
 120-149 days       243,734.90         0.26%                29
 150-179 days        160,449.22        0.17%                19
 180+days            386,656.10         0.41%               40

 TOTAL        $ 93,514,643.58    100.00%          13,079